EXHIBIT NO.  23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in each of the Prospectus constituting a part of the Amendment on Form S-3 to Registration Statement on Form SB-2 (File No. 333-83385) and the Registration Statements on Form S-8 (File Nos. 333-25887, 333-56973, 333-33930 and 333-50136) filed by Global Capital
Partners Inc., of our report dated June 25, 2001 relating to the consolidated financial statements of Global Capital Partners Inc. and Subsidiaries, which report appears in this Annual Report on Form 10-KSB (this "Annual Report") of Global Capital Partners Inc. for the years ended March 31, 2001 and 2000.




                                                     /s/ Spicer, Jeffries & Co.

                                                     SPICER, JEFFRIES & CO.

Denver, Colorado
June 29, 2001